EXHIBIT 2.2

Updated By-Laws of Energy Producers, Inc., the Registrant

BYLAWS

OF

ENERGY PRODUCERS, INC.

Effective Date: July 1, 2004

BYLAWS

Table of Sections

Article I.

Offices

Section

1.1

Office.

Article II.

Fiscal Year

Section

2.1

Fiscal Year

Article III.

Meetings of Stockholders

Section

3.1

Meetings.

3.2

Annual Meetings.

3.3

Special Meetings.

3.4

Notice of Meeting.

Article IV.

Consent Meetings

Section

4.1

Majority Consent Meetings.

Article V.

Stockholder Voting

Section

5.1

Record Date.

5.2

Stockholders List for Meeting.

5.3

Quorum.

5.4

Quorum and Voting requirements for Voting Groups.

5.5

Percentage for Action.

5.6

Voting Entitlement of shares.

5.7

Proxies.

5.8

Shares Held by Nominees.

5.9

Voting Trusts.

5.10

Voting Agreements.

5.11

Voting for Directors; Cumulative Voting.

Article VI

Officers

Section

6.1

Officers.

6.2

Term.

6.3

Salaries.

6.4

Chairman of the Board.

6.5

President.

6.6

Vice-President.

6.7

Secretary.

6.8

Treasurer.

6.9

Assistants.

6.10

Suspension of Officers.

6.11

Power to Vote Shares Owned by the corporation.

Article VII

Certificates of Shares

Section

7.1

Stockholders Certificates

7.2

Facsimile Signatures.

7.3

Lost Certificates.

7.4

Stock Transfers.

Article VIII

Amendment of Articles of Incorporation

Section

8.1

Amendments to Articles.

8.2

Amendment by Board of Directors and Stockholders.

8.3

Voting on Amendments by Voting Group.

Article IX

Directors

Section

9.1

Directors.

9.2

Term

9.3

Vacancy on Board.

9.4

Removal of Directors by Stockholders

Article X

Percentage for Board Quorum

Section

10.1

Board Quorum.

Article XI

Board of Directors Meetings

Section

11.1

Voting.

11.2

Place.

11.3

Notice.

11.4

Conference Telephone Calls.

11.5

Action without Meeting.

11.6

Powers.

11.7

Removal of Officers.

11.8

General authorization of Board's Authority to Issue Stocks and Bonds.

11.9

Restrictions on the Issuance of Certificates.

Article XII

Emergency Bylaws

Section

12.1        Emergency Powers.

Article XIII

Dividends

Section

13.1

Distribution to Stockholders.

13.2

Dividends to other Classed.

13.3

Class Split-ups.

Article XIV

Changes in Balance Sheet

Section

14.1

Reductions of Stated Capital.

14.2

Increase in Stated Capital.

14.3

Elimination of Deficits.

14.4

Creation of Reserves.

Article XV

Record Book and Financial Statements

Section

15.1

Corporate Records.

15.2

Inspection of Books.

Article XVI

Conflicts of Interest

Section

16.1

Contracts with Directors and Officers.

16.2

Lending to Directors.

Article XVII

Board Has Power to Appoint a Committee

Section

17.1

Committees.

17.2

Denial of Authority.

17.3

Further Denials of Authority.

Meetings.

Article XVIII

General Provisions

Section

18.1

Checks.

18.2

Seal.

Article XIX

Indemnification of Directors, Officers, Employees and Agents

Section

19.1

Indemnification.

19.2

Insurance.

Article XX

Amendment of Bylaws

Section

20.1

Amendment by Board of Directors and Stockholders

20.2

Voting on Amendments by Voting Groups.

Article XXI

Redemption of Shares

Section

21.1

Redemption of Shares.

Article XXII

Dissolution

Section

22.2

Non Judicial Dissolution.

Article I

OFFICES

1.1 Office

     The registered Office shall be in the State of Nevada.

     The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or as the business of the Corporation may require. Until and unless the Board of Directors determines elsewhere, the Principal office of the Corporation shall be in Scottsdale Arizona.

Article II

FISCAL YEAR

2.1 Fiscal Year

     The fiscal year of the Corporation shall end on the last day of December, of each year unless  another date shall be fixed by  resolution  of the Board of Directors.

     After such date is fixed, it may be changed for future fiscal years at any time by further resolution of the Board of Directors.

Article III

MEETINGS OF STOCKHOLDERS

3.1 Meetings

     All meetings of the Stockholders for the election of Directors shall be by waiver of notice and consent or shall be held at such place either within or without the State of Incorporation as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meeting of Stockholders for any other purpose may be held at such time and place, within or without the State of Incorporation as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.

3.2 Annual Meetings

     Annual meetings of the Stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and shall transact such other business as may properly be brought before the meeting.

3.3 Special Meetings

     (a) The Corporation shall hold a special meeting of Stockholders: (1) on call of its Board of Directors or the person or persons authorized to do so; or if the holders of at least 51 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     If not otherwise fixed hereunder, the record date for determining Stockholders entitled to demand a special meeting is the date the first Stockholder signs the demand.

     Special Stockholders' meetings may be held in or out of this state at the place stated in or fixed in accordance with the bylaws. If no place is stated in the notice, special meetings shall be held at the Corporation's Principal office.

     Only business within the purpose described in the meeting notice required by section 3.4 herein may be conducted at a special Stockholder's meeting.

3.4 Notice of Meeting

     The Secretary shall notify Stockholders of the date, time, and place of each annual and special Stockholder's meeting not fewer that neither 10 nor more than 60 days before the meeting date. The Corporation is required to give notice only to Stockholders entitled to vote at the meeting.

     Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

     Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

     If not otherwise fixed hereunder, the record date for determining Stockholders entitled to notice of and to vote at an annual or special Stockholders' meeting is the day before the first notice is delivered to Stockholders.

     If an annual or special Stockholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time, or place is announce at the meeting before adjournment.

     If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given under this section to persons who are Stockholders as of the new record date. Nevertheless, a failure to give such notice, or any irregularity in such notice shall not affect the validity of annual meetings or any of the proceeding had such meeting, and in such event, these bylaws shall be, and shall be deemed to be sufficient notice of such meeting without requirement of further notice.

Article IV

CONSENT MEETINGS

4.1 Majority Consent Meetings

     Any action required or permitted to be taken at an annual or special meeting of Stockholders may be taken without a meeting, without prior written notice and without a vote if consented to in writing by the holders of outstanding shares  having at least the minimum number of votes necessary to authorize or ratify such action if taken at a meeting at which all shares entitled to vote were present and voted. Facsimile signatures shall be acceptable for the purpose of such consent unless otherwise decided by the Board of Directors prior to the first Stockholder’s signing of such consent. Prompt written notice of the taking of said action shall be given to the non-consenting Stockholders by (among other methods) mailing said notice to said  Stockholders by first class mail, postage prepaid, to the address of record.

Article V

STOCKHOLDER VOTING

5.1 Record Date

     Unless the Board of Directors fixes the record date for one or more voting groups in order to determine the Stockholders entitled to notice of a Stockholders' meeting, to demand a special meeting, to vote, or to take any other action shall be 10 days before the meeting or action. If the Bylaws do not fix or provide for fixing a record date, the Board of Directors of the Corporation may fix a future date as the record date.

     A determination of Stockholders entitled to notice of or to vote at a Stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the  original meeting.

5.2 Stockholders' List for Meeting

     After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its Stockholders who are entitled to notice of a Stockholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each Stockholder.

     The stockholders' list shall be available for inspection by any Stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporations principal office or at a place identified in the meeting notice. A Stockholder, his/her agent, or attorney is entitled, on 10 business day notice, to demand to inspect and to copy the list, during regular business hours and at his expense, during the period it is available for inspection if:

     his/her demand is made in good faith and for a proper purpose.

     he/she describes with reasonable particularity his/her purpose and the records he/she desires to inspect; and

     the records are directly connected to his/her purpose.

     The Corporation shall make the Stockholder's list available at the meeting, and any Stockholder, his/her agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     Only the persons in whose names shares of stock are registered on the books of the Corporation as evidenced by the list of Stockholders so furnished for said meeting, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the Corporation before an election or a meeting of the Stockholders, or they cannot be used at such election.

5.3 Quorum

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders.

     (b) If a quorum is present, the affirmative vote of the majority of the shares represented  at the meeting and  entitled to vote on the subject  matter shall be the act of the  Stockholders,  unless  the vote of a greater  number or voting by classes is required by the Bylaws.

5.4 Quorum and Voting requirements for Voting Groups

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group for action on that matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum  purposes  for the  remainder  of the  meeting  and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

     (1) If the Articles of Incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. (2) If the Articles of Incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

5.5 Percentage for Action

     As to the following matters, 51% of the shares voting shall be required to approve any proposed Stockholder action:

     The amendment of this section. Removal of one or more of the corporate Directors. To sue, complain, or defend in the corporate name. To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

     To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of any part of the Corporation’s property and assets. To lend money and use credit to assist its employees To purchase, take, receive, subscribe for, or otherwise acquire, own hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise  use and deal in and with shares or other interests in, or obligations of, other  domestic  or  foreign  Corporations, Associations, partnerships, or individuals, or direct or indirect obligations of the United States or  of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

     To make contracts and guarantees and incur liabilities, borrow money, issue the Corporation’s notes, bonds, and other obligations, or to secure any of the Corporation’s obligations by mortgage or pledge of all or any of its property, franchises and income.

     To lend money for the Corporation's purposes.

     To conduct corporate business, carry on its operations and have offices and exercise the powers granted herein outside of this state. To make and alter Bylaws, for the administration and regulation of the affairs of the Corporation. To make donations for the public welfare or for charitable, scientific or educational purposes. To establish pension funds, pension trusts, profit sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its Directors, Officers and employees.

     To cause the Corporation to be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other enterprise.

5.6 Voting entitlement of Shares

     Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a Stockholders' meeting. Only shares are entitled to vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if owned, directly or indirectly, by a second Corporation, domestic or foreign, and the first Corporation owns, directly or indirectly,  a majority of the shares entitled to vote for directors of the second corporation. Subsection (b) shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.  Redeemable shares shall not be entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

5.7 Proxies

     A Stockholder may vote his/her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him/her by signing an appointment form, either personally or by his/her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the Stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of:

     a pledgee;

     a person who purchased or agreed to purchase the shares;

     a creditor of the Corporation who extended credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment; or

     a party to a voting agreement. The death or incapacity of the Stockholder appointing the proxy shall not effect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other Officer or agent authorized to tabulate votes before the proxy exercises his/her authority under the appointment.

     An appointment made irrevocable under subsection (d) shall be revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he/she did not know of its existence when he/she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

     Subject to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the Stockholder making the appointment.

5.8 Share Held by Nominees

     (a) The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the Stockholder. The extent of this recognition may be determined in the procedure.

     The procedure may set forth:

     the types of nominees to which it applies;

     the rights or privileges that the Corporation recognizes in a beneficial owner; the manner in which the procedure is selected by a nominee; the information that must be provided when the procedure is selected; the period for which selection of the procedure is effective; and other aspects of the rights and duties created.

5.9 Voting Trusts

     (a) One or more Stockholders may create a voting trust, conferring on a trustee the right to vote or  otherwise act for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose)and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office.

     (b) A voting trust becomes effective on the date the first shares subject to the trust are registered in the trustee's name. A voting trust is valid for not more than 10 years after its effective date unless extended under subsection (c).

     (c) All or some of the parties to a voting trust may extend it for additional terms of not more that 10 years by signing an extension agreement and obtaining the voting trustee's written consent to the extension. An extension is valid for 10 years from the date the first Stockholder signs consent to the extension. The voting trustee must deliver copies of the extension agreement and list of beneficial owners to the Corporation’s principal office. An extension agreement only binds those parties signing it.

5.10 Voting Agreements

     (a) Two or more Stockholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose. A voting agreement created under this section is not subject to the provisions of section 5.11

5.11 Voting for Directors;

     Cumulative Voting Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Stockholders shall not have the right to cumulate their votes for Directors unless the Articles of Incorporation so provide. Shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless: the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or a Stockholder who has the right to cumulate his/her votes gives notice to the Corporation not less than 48 hours before the time set for the meeting of his intent to cumulate his/her votes during the meeting, and if one Stockholder gives this notice all other Stockholders in the same voting group participating in the election are entitled to cumulate their votes without giving further notice.

Article VI

OFFICERS

6.1 Officers

     The Board of Directors, within twenty one (21) days after the annual election of the Directors in each year, shall elect from their number a President of the Corporation and shall also elect a Vice-President, Secretary and a Treasurer, who need not be members of the Board. They may/shall also elect a Chairman of the Board. The Board at that time or from time to time may elect more than one Vice-President, Assistant Secretary and Assistant Treasurer who may or may not be members of the Board. Except as restricted by law or regulation, the same person may hold any two or more offices excepting those of President and Vice-President, but no Officer shall execute, acknowledge or verify an instrument in more than one capacity. The Board may also appoint such other Officers and agents as it may deem necessary for the transaction or the business of the Corporation.

6.2 Term

     The term of office of all Officers shall be until their respective successors are chosen, but any Officer may be removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative  vote of 2/3rds of Directors then in office. The Board of Directors shall have the power to fill any vacancies in any offices occurring from whatever reason.

6.3 Salaries

     The salaries and other compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

6.4 Chairman of the Board

     The Chairman of the Board, if any, shall preside over all Board meetings. If no Chairman of the Board is present, the President shall exercise this power. If the Board of Directors does not elect the President as the chief executive officer, the Chairman of the Board shall hold this office until and unless a chief executive officer is so elected by the Board of Directors.

6.5 President

     Less Board of Directors action to the contrary, The President shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management of the Business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall preside at all meetings of the Stockholders and (if there is no Chairman of the Board) Directors and shall be ex-officio a member of all standing committees of the Board.

     Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall posses and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Corporation for the purposes in this paragraph mentioned.

6.6 Vice-President

     The Vice-President in the order designated by the Board of Directors or, lacking such a designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

6.7 Secretary

     The Secretary shall attend all meetings of the Board and all meetings of the Stockholders  and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall  perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he/she shall act. When required or requested, he shall execute with the President all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his/her signature or by the signature of the Treasurer or an Assistant Secretary.

     The Secretary shall keep a register of the post office address of each Stockholder. Said address shall be furnished to the Secretary by such Stockholder and the responsibility for keeping said address current shall be upon the Stockholder. The Secretary shall have general charge of the stock transfer books of the Corporation.

6.8 Treasurer

     The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he/she shall render such accounts and present such statements to the Directors and President as may be required of him. The treasurer shall deposit funds of the Corporation which may come into his/her hands in such bank or banks as the Board of Directors may designate. The Treasurer shall keep the bank accounts in the name of the Corporation and shall exhibit the books and accounts at all reasonable times to any Director of the Corporation upon application at the principal office of the Corporation during business hours. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his/her office and for the restoration to the Corporation in case of his/her death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

6.9 Assistants

     The Assistant Secretaries and the Assistant Treasurers (if any), respectively, (in the order designated by the Board of Directors or, lacking such designation, by the President) in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

6.10 Suspension of Officers

     Any Officer of the Corporation may be summarily suspended by the Board of Directors upon 2/3rds vote. The Secretary, Treasurer, or any Vice-President may be summarily suspended by the President subject to subsequent majority action by the Board of Directors. Any such suspension shall be in writing.

6.11 Power to Vote Shares Owned by Corporation

     The President of the Corporation, or any Vice-President, is authorized to execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation, subject to the direction of the Board of Directors.

Article VII

CERTIFICATES OF SHARES

7.1 Stockholders' Certificates

     Every holder of shares in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the President/Chairman or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him/her in the Corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount paid thereon shall be specified.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of shares, provided that, except in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

7.2 Facsimile Signatures

     Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued, by the Corporation with the same effect as if he were such Officer transfer agent or registrar at the date of issue.

7.3 Lost Certificates

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or shares to be lost, stolen, or destroyed. Whereupon, at the end of such reasonable time as designated by the Board of Directors, the Board may, direct that a new certificate or certificates be issued. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim  that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

7.4 Stock transfers

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Article VIII

AMENDMENT OF ARTICLES OF INCORPORATION

8.1 Amendments to Articles

     The Corporation may amend its Articles of Incorporation from time to time, so as: To change its corporate name.

     To change its period of duration.

     To change, enlarge or diminish its corporate purposes.

     To increase or decrease the aggregate number of shares, or shares of any class, which the Corporation has authority to issue. To limit, deny or grant to Stockholders of any class the preemptive right to acquire additional or treasury shares of the Corporation, whether then or thereafter authorized. To increase or decrease the par value of the authorized shares of any class having a par value, whether issued or unissued. To exchange, classify, reclassify or cancel all or any part of its shares, whether issued or unissued. To change the designation of all or any part of its shares, whether issued or unissued, and to change the preferences, limitations, and the relative rights in respect to all or any part of its shares whether issued or unissued. To change shares having par value, whether issued or unissued, into the same or a different number of shares having a par value.

     To change the shares of any class, whether issued or unissued, and whether with or without par value, into a different number of shares of the same class or into the same or a different number of shares, either with or without par value, or other classes.

     To create new classes of shares having rights and preferences either prior and superior or subordinate and inferior to the shares of any class then authorized, whether issued or unissued.

     To cancel or otherwise affect the right of the holders of the shares of any class to receive dividends which have accrued but have not been declared. To divide any preferred or special class of shares, whether issued or unissued, into series and fix and determine the designations of such series and the variations in the relative rights and preferences as between the shares of such series.

     To authorize the Board of Directors to establish, out of authorized but unissued shares, a series of any  preferred or special class of shares and fix and determine the relative rights and preferences of the shares of any series so established.

     To authorize the Board of Directors to fix and determine the relative rights and preferences of the authorized but unissued shares of series theretofore established in respect of which either the relative rights and preferences have not been fixed and determined or the relative rights and preferences theretofore fixed and determined are to be changed. To revoke, diminish, or enlarge the authority of the Board of Directors to establish a series out of authorized but unissued shares of any preferred or special class and fix and determine the relative rights and preferences of the shares of any series so established.

8.2 Amendment by Board of Directors and Stockholders

     The Corporation's Board of Directors may propose one or more amendments to the Articles of Incorporation for submission to the Stockholders. For the amendment to be adopted:

     the Board of Directors must recommend the amendment to the Stockholders unless the Board of Directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the Stockholders with the amendment; and the Stockholders entitled to vote on the amendment must approve the amendment as provided in subsection (e).

     The Board of Directors may condition its submission of the proposed amendment on any basis. The Corporation shall notify each Stockholder, whether or not entitled to vote, of the proposed Stockholders' meeting. The notice of meeting shall state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Unless this Section, the Articles of Incorporation, or the Board of Directors require a greater vote or a vote by voting groups, the amendment to be adopted must be approved by:

     a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters'  rights. The votes required by every other voting group entitled to vote on the amendment.

8.3 Voting on Amendments by Voting Groups

     The holders of outstanding shares of a class of stock are entitled to vote as a separate voting group (if stockholder voting is otherwise required by this Section) on a proposed amendment if the amendment would:

     increase or decrease the aggregate number of authorized shares of the class; effect an exchange or reclassification of all or part of the shares of the class into shares of another class; effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; change the designation,  rights, preferences, or limitations of all or part of the shares of the class;  change the shares of all or part of the class into a different number of shares of the same class; create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class; increase the rights, preferences, or number of authorized shares of any class that, after  giving effect to the amendment have rights or preferences with respect to  distributions or to dissolution that are prior, superior, or substantially  equal to the shares of the class; limit or deny an existing preemptive right of all or part of the shares of the class; or cancel or otherwise  affect rights to  distributions or dividends that have accumulated but not yet been  declared  on all or part of the shares of the class. If a proposed amendment would affect a series of a class of shares in one or more of the ways described in subsection (a), the shares of that series are entitled to vote as a separate voting group on the proposed amendment. If a proposed amendment that entitles two or more series of shares to vote as separate  voting groups under this section would affect those two or more series in the same or a substantially  similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment. A class or series of shares is entitled to the voting rights granted by this section although the Articles of Incorporation provide that the shares are non voting shares.

Article IX

DIRECTORS

9.1 Directors

         The Board of Directors of the Corporation shall consist of one or more members as fixed by the Stockholders. Directors shall be elected by vote of the Stockholders or by the Board of Directors as provided for in the bylaws. The initial Board shall consist of eight members. The Board of Directors is by this bylaw, authorized to by 2/3rds vote, increase the number of members on the Board of Directors over the then fixed number by one (1) for the duration of the then current term without further vote of the stockholders to further fix the number of Directors.

         The number of Directors may be increased or decreased from time to time by amendment to, or in the manner provided in the Articles of Incorporation or the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent Director.

9.2 Term

     The members of the Board of Directors shall hold office until the first annual meeting of Stockholders and until their successors shall have been elected and qualified. At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting, except in the case of classification of the Directors. Each Director shall hold office for the term for which he is elected until his successor shall have been elected and qualified.

9.3 Vacancy on Board

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: subject to the limitations of subsection (b), any vacancy occurring in the Board of Directors, including that created by an increase in the number of Directors,  may be filled by the affirmative vote of a majority of the remaining Directors for a term of office continuing only until the next election of Directors by the Stockholders. If the Directors remaining in office constitute fewer that a quorum of the Board, they may fill the vacancy by the affirmative vote of the majority of all the directors remaining in office.

     If the vacant office was held by a Director elected by a voting group of Stockholders, only the holders of shares of that group are entitled to vote to fill the vacancy if it is filled by the Stockholders.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

9.4 Removal of Directors by Stockholders

     The Stockholders may remove one or more Directors with or without cause unless the Articles of Incorporation provide that Directors may be removed only for cause.

     If a Director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him/her. If cumulative voting is authorized, a Director may not be removed if the number of votes sufficient to elect him/her under cumulative voting is voted against his/her removal. If cumulative voting is not authorized, a Director may be removed only if the number of votes cast to remove him/her exceeds the number of votes cast not to remove him/her.

     (d) A Director may be removed by the Stockholders only at a meeting called for the purpose of removing him/her and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

Article X

PERCENTAGE FOR BOARD QUORUM

10.1 Board Quorum

     A quorum shall consist of a majority of the members of the Board of Directors then in office.

Article XI

Board of Director Meetings

11.1 Voting

     Except as otherwise specified in the Bylaws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     At all meetings of the Board of Directors all questions, except as otherwise specified in the Bylaws, shall be decided by a majority of votes, but, in the case of an equality of votes, the Chairman shall have a second or deciding vote.

11.2 Place

     Meetings of the Board of Directors, regular or special, may be held either within or without this state.

11.3 Notice

     Regular meetings of the Board of Directors may be held with or without notice. Special meetings of the Board of Directors designated thereby shall be held upon five (5) days notice. Attendance of a Director at a meeting shall not constitute a waiver of notice of such meeting if such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by the Bylaws. Facsimile signatures shall be acceptable for the purpose of consent to waiver of notice unless otherwise decided by the Board of Directors prior to the meeting for which the waiver of notice applies.

11.4 Conference Telephone Calls

     Members of the Board of Directors may participate in a meeting of such Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

11.5 Action Without Meeting

     (a)  Action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by the number of Board members needed had the action been taken at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by each Director approving such action, and included in the minutes or filed with the corporate records reflecting the action taken.

     (b) Action taken under this section is effective when the last Director needed to approve such action signs the consent, unless the consent specifies a different effective date.

     A consent signed under this sections has the effect of a meeting vote and may be described as such in any document.

11.6 Powers

     All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors need not be residents of this state or Stockholders of the Corporation unless the Bylaws so require. The Bylaws may prescribe other qualifications for Directors.

     All powers and authorities not specifically reserved to the Stockholders shall be reserved to the Board of Directors.

     The Board of Directors, by majority vote, can reserve any authority to, or present any motion or issue to the Stockholders for approval.

11.7 Removal of Officers

     Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person removed. Election or appointment of an Officer or agent shall not of itself create such contractual rights.

11.8 General authorization of Board's Authority to Issue Stock and Bonds

     The following certificates may be issued from time to time by the Board of Directors in one or more series: any stock or security. The Board of Directors is authorized to determine:

     the dividend rate;

     the price and term of issue;

     liquidation value and term;

     redemption value terms and conditions;

     whether there shall be a sinking fund to retire such  certificates and, if so, what the terms and conditions of such fund shall be; conversion  rights; and voting rights.

11.9 Restrictions on the Issuance of Certificates

     The following restrictions upon the issuance of stock shall apply: Only stock authorized at this time may be issued.

Article XII

EMERGENCY BYLAWS

12.1 Emergency Powers

     In anticipation of or during an emergency defined in subsection (d), the Board of Directors of the Corporation may: modify lines of succession to accommodate the incapacity of any Director, Officer, employee, or agent; and relocate the principal office, designate alternative principal offices, or regional offices, or authorize the Officers to so do.

     (a) During an emergency defined in subsection (d), unless emergency Bylaws provide otherwise: notice of a meeting of the Board of Directors need be given only to those Directors whom it is practical to reach and may be given in any practical manner, including publication and radio.

     (b) One or more Officers on the Corporation present at a meeting of the Board of Directors may be deemed to be Directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

     (c) Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the Corporation: binds the Corporation; and may not be used to impose liability on a corporate Director, Officer, employee, or agent.

     (d) An emergency exists for purposes of this section if a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event as determined by the President or Chairman of the Board, or if they are incapacitated or unavailable, the person or persons authorized to act in their capacity.

Article XIII

DIVIDENDS

13.1 Distributions to Stockholders

     (a) The Board of Directors may authorize and the Corporation may make distributions to its Stockholders subject to the limitation in subsection (c).

     (b) If the Board of Directors does not fix the record date for determining Stockholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), it is the date the Board of Directors authorizes the distribution.

     (c) No distribution may be made if, after giving it effect: the Corporation would not be able to pay its debts as they become due in the usual course of business; or the Corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Stockholders whose preferential rights are superior to those receiving the distribution.

     The Board of Directors may base a determination that a distribution is not prohibited under subsection (c) either on financial statements prepared on the basis of accounting practices and principals that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

     Except as provided in subsection (g), the effect of a distribution under subsection (c) is measured: in the case of distribution by purchase, redemption, or other acquisition of the Corporation's shares, as of the earlier of (i) the date money or other property is transferred or debt incurred by the Corporation or (ii) the date the Stockholder ceases to be a Stockholder with respect to the acquired shares; in the case of any other distribution if indebtedness, as of the date the indebtedness is distributed.

     In all other cases, as of (i) the date the distribution is authorized if the payment occurs within 120 days after the date of authorization. The Corporation’s indebtedness to a Stockholder incurred by reason of a distribution made in accordance with this section is at parity with the Corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

     Indebtedness of the Corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (c) if its terms provide that payment of principal in interest are made only if and to the extent that payment of a distribution  to  Stockholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

13.2 Dividends to Other Classes

     No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless such payment is authorized by affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

13.3 Class Split-Ups

     A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

     The Board of Directors of the Corporation may, from time to time, distribute to its Stockholders out of capital surplus of the Corporation a portion of its assets, in cash or property, subject to the following provisions. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

     No such distribution shall be made unless such distribution is authorized by the affirmative vote of the holder of the majority of the outstanding  shares of each class whether or not entitled to vote thereon by the  provisions of the Articles of Incorporation of the Corporation.

     No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been fully paid.

     No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event on involuntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation.

     Each such distribution, when made, shall be identified as a distribution from capital surplus and the amount per share disclosed to the Stockholders receiving the same concurrently with the distribution thereof.

     The Board of Directors of the Corporation may also, from time to time, distribute to the holders of its outstanding shares having a cumulative preferential right to receive dividends, in discharge of their cumulative dividend rights, dividends payable in cash out of the capital surplus of the Corporation, if at the time the Corporation has no earned surplus and is not insolvent and would not thereby be rendered insolvent. Each such distribution when made, shall be identified as a payment of cumulative dividends out of capital surplus.

Article XIV

CHANGES IN BALANCE SHEET

14.1 Reductions of Stated Capital

     A reduction of the stated capital of the Corporation, where such reduction is not accompanied by any action requiring an amendment of the Articles of Incorporation and not accompanied by a cancellation of shares, may be made in the following manner:

     (a) The Board of Directors shall adopt a resolution setting forth the amount of the proposed reduction and the manner in which the reduction shall be effected, and directing that the question of such reduction be submitted to a vote at a meeting of Stockholders, which may be either an annual meeting or a special meeting.

     (b) Written notice, stating that the purpose or one of the purposes of such meeting is to consider the question of reducing the stated capital of the Corporation in the amount and manner proposed by the Board of Directors, shall be given to each Stockholder of record entitled to vote thereon within the time and in the manner provided for giving of notice of meetings of Stockholders. At such meeting a vote of Stockholders entitled to vote thereon shall be taken on the question of approving the proposed reduction of stated capital, which shall require for its adoption the affirmative vote of the holders of a majority of the shares entitled to vote thereon.

     When a reduction of the stated capital of the Corporation has been approved as provided in this section, a statement shall be executed in duplicate by the Corporation by its President or a Vice-President and by its Secretary or an Assistant Secretary, and verified by one of the Officers signing such statement, and shall set forth:

     The name of the Corporation.

     A copy of the resolution of the Stockholders approving such action, and the date of its adoption.

     The number of shares outstanding, and the number of shares entitles to vote thereon.

     The number of shares voted for and against such reduction,

respectively.

     A statement of the manner in which such reduction is effected, and a statement, expressed in dollars, of the amount of stated capital of the Corporation after giving effect to such reduction.

     No reduction of stated capital shall be made which would reduce the amount of the aggregate stated capital of the Corporation to an amount equal to or less than the aggregate preferential amounts payable upon all issued shares having a preferential right in the assets of the Corporation in the event of involuntary liquidation, plus the aggregate par value of all issued shares having a par value but no preferential right in the assets of the Corporation in the event of involuntary liquidation.

     The surplus, if any, created by or arising out of a reduction of stated capital of the Corporation shall be capital surplus.

14.2 Increase in Stated Capital

     The capital surplus of the Corporation may be increased from time to time by resolution of the Board of Directors directing that all or a part of the earned surplus of the Corporation be transferred to capital surplus.

14.3 Elimination of Deficits

     The Corporation may, by resolution of its Board of Directors, apply any part or all of its capital surplus to the reduction or elimination of any deficit arising from losses, however incurred, but only after first eliminating the earned surplus, if any, of the Corporation by applying such losses against earned surplus and only to the extent that such losses exceed the earned surplus, if any. Each such application of capital surplus shall, to the extent thereof, effect a reduction of capital surplus.

14.4 Creation of Reserves

     The Corporation may, by resolution of its Board of Directors, create a reserve or reserves out of its earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Article XV

RECORD BOOK AND FINANCIAL STATEMENTS

15.1 Corporate Records

     The Corporation shall keep as permanent records minutes of all meeting of its Stockholders and Board of Directors, a record of all actions taken by the Stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

     (b) The Corporation shall maintain appropriate accounting records.

     (c) The Corporation or its agent shall maintain a record of its Stockholders, in a form that permits preparation of a list of the names and addresses of all Stockholders, in alphabetical order by class of shares showing the number and class of shares held by each.

     (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e) The Corporation shall keep a copy of the following records at its principal office:

          (1) its articles or restated articles of incorporation and all amendments to them currently in effect;

          (2) its bylaws or restated bylaws and all amendments to them currently in effect;

    (3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

          (4) the minutes of all Stockholders' meetings, and records of all action taken by Stockholders without a meeting, for the past three years;

          (5) all written communications to Stockholders generally within the past three years including the financial statements furnished for the past three years under section 15.2;

          (6) a list of the names and business addresses of its current Directors and Officers; and

          (7) its most recent annual report delivered to the secretary of state.

15.2 Inspection of Books

     (a) A Stockholder of the Corporation or his/her agent is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation described in Section 15.1 if he/she gives the Corporation written notice of his/her demand at least five business days before the date on which he/she wishes to inspect and copy.

     (b) A Stockholder of the Corporation or his/her agent is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the Stockholder meets the requirements of subsection (c) and gives the corporation written notice of his/her demand at least five business days before the date on which he/she wishes to inspect and copy.

          (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Stockholders, and records of action taken by the Stockholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 15.2 (a);

          (2) accounting records of the Corporation; and the record of Stockholders. A Stockholder or his/her agent may inspect and copy the records identified in subsection (b) only if:

               (1)  his/her demand is made in good faith and for a proper purpose;

               (2)  he/she describes with reasonable particularity his/her purpose and the records he/she desires to inspect; and

               (3) the records are directly connected with his/her purpose.

     (c) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the Stockholder. The charge may not exceed the estimated cost of production or reproduction of the records.

     (d) The Corporation may comply with a Stockholder's demand to inspect the record of Stockholders by providing him/her with a list of its Stockholders that was compiled no earlier than the date of the Stockholders demand.

Article XVI

CONFLICTS OF INTEREST

16.1 Contracts with Directors and Officers

     No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his/her or their votes are counted for such purpose if:

     (1) the material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

     (2) the material facts of the transaction and the Director's interest were disclosed or known to the Stockholders entitled to vote and they  authorized, approved, or ratified the transaction; or

     (3) the transaction was fair to the Corporation.

16.2 Lending to Directors

     Except as provided by subsection (c), the Corporation may not lend money to or guarantee the obligation of a Director of the Corporation unless:

     (1) the particular loan or guarantee is approved by a majority of the votes  represented by the  outstanding  voting  shares of all classes, voting as a single voting group, except the votes of shares  owned by or voted  under the  control of the benefited Director; or

     (2) the Corporation’s  Board  of  Directors  determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

(b) The fact that a loan or guarantee is made in violation of this section does not affect the borrower's liability on the loan.

(c) Exceptions

Article XVII

BOARD HAS POWER TO APPOINT A COMMITTEE

17.1 Committees

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee. This Committee shall consist of two or more members besides the Chairman of the Corporation, who by virtue of his office, shall be a member and the chairman thereof. The Committee shall in the interim between the meetings of the Board of Directors, exercise all powers of that body in accordance with the general policy of the corporation and under the direction of the Board of  Directors. It shall also attend to and supervise all the financial operations of the Corporation, and shall examine and audit all the accounts of the Corporation at the close of each fiscal year, and at such other times as it may deem necessary. The

Secretary, or his/her designate, shall be the secretary of the Committee and shall attend its meetings, and its meetings shall be held on the call of the President. All members of the committee must be given at least two days notice of meeting either by mail, telegraph, or by personal communications, either over the telephone or otherwise. However, the President may call a meeting with less and incomplete notice, should, in his sole judgment, the needs of the business require such immediacy and a quorum be assembled. A majority of the members on the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee, and such records shall at all times be open to the inspection of any Director.

     The Board of Directors shall have the power to designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification  of a member of a committee, the members thereof present at a meeting and not  disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting, and each member thereof, shall serve at the pleasure of the Board. A committee designated pursuant to this paragraph, to the extent provided in the resolution of the Board or in the Bylaws may exercise all powers and authority of the Board in management of the business and affairs of the Corporation not prohibited by the relevant Business Corporation Act.

17.2 Denial of Authority

     Provided that no such committee shall have the authority to (a) declare dividends or distributions, (b) approve or recommend to Stockholders actions or proposals required to be approved by Stockholders, (c) designate candidates for the office of Director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors, or any committee thereof, (d) amend the Bylaws, (e) approve a plan of merger, not requiring Stockholder  approval, (f) reduce earned or capital surplus, (g) authorize or approve the reacquisition of stock  unless pursuant to a general formula or (h) authorize  or approve the issuance or sale of, or any contract to issue, or sell shares or designate the terms of a series of a class of shares; provided that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefore, and, in the case of a series, the designation thereof, may pursuant to a general formula or method specified by the Board resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series.

17.3 Further Denials of Authority

     Provided further, that no such committee shall have authority to: Fix the compensation of the Board of Directors. Increase or decrease their own number or qualifications. Sue, complain, and defend in the corporate name. Use the corporate seal.

     (e) Purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use or otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

     (f) Sell, convey, mortgage, pledge, lease, exchange, transfer or otherwise dispose of all or any part of the corporate property and assets.

     (g)  Lend money and use the Corporation’s credit to assist corporate employees or Directors.

     (h) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

     (i) Make contracts and guarantees and incur liabilities, borrow money, issue corporate notes, bonds, and other obligations, or secure any of the Corporation's obligations by mortgage or pledge of all or any of its property, franchises and income.

     (j) Lend money, invest and reinvest the Corporation’s funds, or take and hold real and personal property as security for the payment of funds so loaned or invested.

     (k) Elect or appoint officers and agents of the Corporation, or define their duties and fix their compensation.

     (l ) Make donations for the public welfare or for charitable, scientific or educational purposes, except as authorized by and within such limits as set by the Board of Directors.

     (m) Pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of the corporate Directors, Officers and employees.

     (n) Have the Corporation act as a promoter, partner, member, associate, or manager of any partnership, joint venture, trust or other enterprise.

17.4 Meetings

     Regular or special meetings of the committee may be held either within or without this state.

     Regular meetings of the committee thereby may be held with or without notice as prescribed in the Bylaws. Special meetings of the committee designated thereby shall be held upon such notice as is prescribed in the Bylaws. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the committee need be specified in the notice or waiver of notice of such meeting unless required by the Bylaws.

     Except as may be otherwise restricted by the Bylaws, members of the Board may participate in a meeting of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating can hear each other and participation by such means shall constitute presence in person at a meeting.

     Unless otherwise provided by the Bylaws any action to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee. Such consent shall have the same effect as a unanimous vote.

Article XVIII

GENERAL PROVISIONS

18.1 Checks

     All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

18.2 Seal

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, State of Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise transmitted.

Article XIX

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

19.1 Indemnification

     The Corporation shall indemnify to the fullest extent permitted by law any person who is made or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative, or investigative) by any reason of the fact that he/she, his or her testator or intestate is or was a Director, Officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

     By this Article the Company is also empowered to secure insurance on behalf of any officer, Director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company may obtain Officer and Director liability insurance with respect to liabilities arising out of certain matter, including matters arising under the Securities Act.

     The Corporation may enter into agreements to indemnify its Directors and executive officers, in addition to indemnification provided for in the Corporation's Bylaws. These agreements may among other things, indemnify the Corporation’s Directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person serving as a Director or executive officer of the Corporation, any subsidiary of the Corporation or any other company or enterprise to which the person provides services at the request of the Corporation. The Corporation believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors and executive officers.

19.2 Insurance

     The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, Officer, employee, or agent of the Corporation, or who while a Director, Officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer,  partner,  trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust employee benefit plan, or other enterprise, against liability asserted against or incurred by him/her in that capacity or arising from his/her status as a director,  Officer, employee, or agent, whether or not the Corporation would have power to indemnify him/her against the same liability under Section 19.1 Article XX Amendment of Bylaws

Article XX

Amendment of Bylaws

20.1 Amendment by Board of Directors and Stockholders

     The Corporation’s Board of Directors may propose one or more amendments to the Bylaws for submission to the Stockholders. For the amendment to be adopted: the Board of Directors must recommend the amendment to the Stockholders unless the Board of Directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the Stockholders with the amendment; and the Stockholders entitled to vote on the amendment must approve the amendment as provided in subsection (e).

     The Board of Directors may condition its submission of the proposed amendment on any basis. The Corporation shall notify each Stockholder, whether or not entitled to vote, of the proposed Stockholders’ meeting. The notice of meeting shall state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Unless this Section, the Articles of Incorporation, or the Board of Directors (acting pursuant to subsection (c)) require a greater vote or a vote by voting groups, the amendment to be adopted must be approved by:

     a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters'  rights. The votes required by every other voting group entitled to vote on the amendment.

20.2 Voting on Amendments by Voting Groups

     The holders of outstanding shares of a class of stock are entitled to vote as a separate voting group (if stockholder voting is otherwise required by this Section) on a proposed amendment in the same manner as provided for the amendment of the Articles of Incorporation.

Article XXI

REDEMPTION OF SHARES

21.1 Redemption of Shares

     The Corporation at its option may redeem the whole or any part, pro rata or by lot, of the preferred shares outstanding at any time, by paying therefore in cash one hundred [100%] percent of the par value thereof, together with any accumulated dividends due thereon, by mailing notices of such redemption to the holders of the preferred shares to be redeemed at their respective addresses as the same may appear on the record of Stockholders of the Corporation, specifying the time and place of redemption within the City of Scottsdale, such notice to be mailed at least 10 days and not more than 30 days prior to the date specified therein for redemption. From and after the date specified in any such notice as the redemption date, unless the Corporation shall fail to provide moneys at the time and place specified in such notice for the payment of the redemption price, all rights of the holders thereof as Stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate. Any redemption hereunder shall be had in the manner determined by the Board of Directors and in accordance with all applicable provisions of law.

     Provided, however, no distribution may be made if after giving it effect:

     (1) the Corporation would not be able to pay its debts as they become due in the usual course of business; or

     (2) the Corporation's total assets would be less that the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Stockholders whose preferential rights are superior to those receiving the distribution.

     (3) The Corporation shall mail a notice of redemption to each holder of record of shares to be redeemed addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 20 days before the date fixed for redemption.

The notice of redemption shall include (i) the class of shares or the part of a class of shares to be redeemed; (ii) the date fixed for redemption; (iii) the redemption price; and (iv) the place at which the Stockholders may obtain payment of the redemption price upon surrender of their share certificates; (v) the last date prior to the date of redemption that the right if conversion maybe exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be Stockholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

Article XXII

DISSOLUTION

22.1 Non-Judicial Dissolution

     Upon a 2/3rds majority approval of the Board of Directors the question of dissolution may be presented to the Stockholders for vote. If 51% of the Stockholders eligible to vote on such question, affirm dissolution, the Board of Directors will proceed with all due prudence and diligence to effect that affirmed dissolution.

                            CERTIFICATE OF PRESIDENT

     THIS IS TO CERTIFY that I/we are the duly elected, qualified and acting Chairman and CFO, and President of ENERGY PRODUCERS, INC. and that the above and foregoing bylaws constituting a true original copy were duly adopted as the bylaws of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand.

DATED: 7/1/04

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/s/ Dennis R. Alexander

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Dennis R. Alexander, Chairman-CFO

/s/ John R. Taylor

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John R. Taylor, President-Director